Sub Management Contract between Putnam Investment Management, LLC and
Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 30, 2015 Incorporated by reference to Post
Effective Amendment No. 222 to the Registrants Registration
Statement filed on November 25, 2015.